Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

New Century Bancorp, Inc.:

We consent to the use of our report incorporated by reference in the Registration Statement on Form S-8.

/s/ Dixon Hughes PLLC

Raleigh, North Carolina

July 28, 2005